Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Graf Acquisition Corp. IV

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	Other	18,281,647(1)(2)	N/A	$6,093.88 (3)	0.00011020(4)	$0.67(4)
Fees Previously Paid	–	–	–	–	–	–		–
Carry Forward Securities
Carry Forward Securities	–	–	–	–		–			–	–	–	-
	Total Offering Amounts					$6,093.88		$0.67
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$0.67

(1)	Represents a good faith estimate of the maximum number of shares of common stock, par value $0.001 per share (“Common Stock”), of the registrant to be issued or reserved for issuance by the registrant to the security holders of NKGen Biotech, Inc. (“NKGen”) in connection with the business combination described in the proxy statement/prospectus forming part of this registration statement (the “Business Combination”), estimated solely for the purposes of calculating the registration fee.
(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act based upon an amount equal to one-third of the par value of the NKGen securities to be exchanged in the Business Combination as of immediately prior to the Business Combination. NKGen is a private company, no market exists for its securities and NKGen has an accumulated capital deficit.
(4)	Calculated pursuant to Rule 457 under the Securities Act by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.00011020.